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                                                                    EXHIBIT 99.4

                                 CLIENT LETTER

                           AMERICAN TOWER CORPORATION

 Offer to Exchange 9 3/8% Senior Notes due 2009 registered under the Securities
          Act of 1933 for All Outstanding 9 3/8% Senior Notes due 2009


To Our Clients:

   Enclosed for your consideration is a prospectus, dated            , 2001
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of American Tower Corporation (the "Company") to exchange its 9 3/8% Senior Notes due 2009, which have been registered under the Securities Act of 1933, as amended, for its outstanding 9 3/8% Senior Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of January 31, 2001, between the Company and the initial purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 p.m.,
New York City time, on            , 2001, unless extended by the Company (the
"Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

   The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

   Your attention is directed to the following:

  1. The Exchange Offer is for any and all Old Notes.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

  3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

   IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

   If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

   Please carefully review the enclosed material as you consider the Exchange Offer.
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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Tower Corporation with respect to its Old Notes.

   This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

     The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):

       $        of 9 3/8% Senior Notes due 2009.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

       $        of 9 3/8% Senior Notes due 2009.

     [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.



                                   SIGN HERE

     Name of beneficial owner(s) (please print): _______________________

     Signature(s): _____________________________________________________

     Address: __________________________________________________________

     Telephone Number: _________________________________________________

     Taxpayer Identification or Social Security Number: ________________

     Date: _____________________________________________________________


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